EXHIBIT 23.2

[PARENTE RANDOLPH LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2008 on the consolidated financial statements, which appears in Fidelity D & D Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, and to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Parente Randolph, LLC

Scranton, Pennsylvania
August 1, 2008